SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 11, 2003

INTRUSION INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20191	75-1911917
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 East Arapaho Road, Richardson, Texas	75081
(Address of Principal Executive Offices)	(Zip Code)

(972) 234-6400
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

On August 11, 2003, Intrusion Inc. issued a press release announcing that Intrusion received a notice from Nasdaq that an extension of 90 days, or until November 5, 2003, has been provided to meet certain listing requirements.  A copy of such press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRUSION INC.:

Dated: August 12, 2003	By	/s/ Michael L. Paxton
Michael L. Paxton
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1

Text of press release of the registrant, dated August 11, 2003, announcing that Intrusion Inc. issued a press release announcing that Intrusion received a notice from Nasdaq that an extension of 90 days, or until November 5, 2003, has been provided to meet certain listing requirements.